EXHIBIT 5.1

Taft Stettinius & Hollister LLP 301 E. 4th Street, Suite 2800 Cincinnati, Ohio 45202

May 1, 2026

Alta Equipment Group Inc.

13211 Merriman Road
Livonia, Michigan 48150

Re: Registration Statement on Form S-3 Filed by Alta Equipment Group Inc.

Ladies and Gentlemen:

We have acted as counsel for Alta Equipment Group Inc., a Delaware corporation (“Alta”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3, filed with the Commission on May 1, 2026 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) shares of Alta’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of Alta’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) depositary shares representing fractional interests of Preferred Stock (the “Depositary Shares”); (iv) debt securities of Alta (the “Debt Securities”); (v) guarantees (the “Guarantees”) of the Debt Securities by one or more of the direct or indirect subsidiaries of Alta listed on Schedule I (each, a “Guarantor” and collectively the “Guarantors” and together with Alta, each an “Opinion Party” and collectively, the “Opinion Parties”), (vi) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), and (vii) units consisting of any combination of the other securities offered (“Units”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, and the Units are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) copies of Certificate of Incorporation of Alta and similar formation documents, as applicable, of each Guarantor; (ii) copies of each Opinion Party’s bylaws, operating agreement, limited liability company agreement or such other governing documents, as applicable, as amended and in effect as of the date hereof; and (iii) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Opinion Parties and documents furnished to us by the Opinion Parties without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Alta with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Alta or any restriction imposed by any court or governmental body having jurisdiction over Alta; (vi) a definitive purchase, underwriting or similar agreement and

EXHIBIT 5.1

any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by Alta and the other parties thereto; (vii) any warrant agreement, Warrant, note, indenture, deposit agreement, unit agreement, or Unit will be governed by the laws of the State of New York; (viii) Debt Securities will be issued under an indenture, substantially in the form included as Exhibit 4.6 of the Registration Statement (the “Indenture”); and (ix) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise;

1.
with respect to the Common Stock, when (A) the Board of Directors of Alta, a duly constituted and acting committee thereof or any officers of Alta delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Alta Board”) has taken all necessary corporate action to approve the issuance and terms of the offering, and related matters, of the Common Stock in conformity with the Certificate of Incorporation of Alta, as amended, and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances Alta has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Alta Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Alta Board, for the consideration approved by the Alta Board (which consideration is not less than the par value of the Common Stock), then such Common Stock will be validly issued, fully paid and nonassessable;
2.
with respect to the Preferred Stock, when (A) the Alta Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters in conformity with the Certificate of Incorporation of Alta, as amended, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (B) such Certificate of Designation has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances, Alta has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Alta Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Alta Board, for the consideration approved by the Alta Board (which consideration is not less than the par value of the Preferred Stock), then such Preferred Stock will be validly issued, fully paid and nonassessable;
3.
with respect to the Depositary Shares, when (A) the Alta Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (B) the applicable deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, (C) the terms of the issuance and sale of the offered Depositary Shares have been duly established and are then in conformity with the applicable deposit agreement, (D) the depositary receipts evidencing the offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable deposit agreement, and (E) the Preferred Stock represented by the offered Depositary Shares has been duly authorized and validly issued by Alta and is fully paid and non-assessable and duly delivered to the depositary, the depositary receipts evidencing the offered Depositary Shares, when issued in accordance with the applicable purchase agreement, will be valid and binding obligations of Alta, enforceable against the Alta in accordance with their respective terms;
4.
with respect to the Debt Securities to be issued under an indenture, when (A) the Workhorse Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, as applicable, the terms of the offering thereof, and related matters and (B) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of an indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Alta Board and, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of Alta and the Guarantor, as applicable, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting

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creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);
5.
with respect to the Guarantees to be issued under an indenture, when the board of directors, shareholders, members, or other person(s) with the requisite corporate or limited liability company authority of each applicable Guarantor, has taken all necessary corporate action to approve the issuance and terms of a particular series of Guarantees, the terms of the offering thereof, and related matters and (B) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of an indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, shareholders, members, or other person(s) with the requisite corporate or limited liability company authority of each applicable Guarantor, and, upon payment of the consideration therefor provided for therein, such Guarantees, will be validly issued and will constitute valid and binding obligations of the Guarantors, as applicable, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);
6.
with respect to the Warrants, when (A) the Alta Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by Alta, the warrant agent appointed by Alta and each other party thereto, (C) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 4 above have been taken, (D) if such Warrants are exercisable for shares of Common Stock, the actions described in paragraph 1 above have been taken, (E) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 2 above have been taken, and (F) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Alta Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and binding obligations of Alta, enforceable against Alta in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and
7.
with respect to the Units, with respect to the Units, when (A) such Units have been duly authorized, executed and delivered by the parties thereto, (B) the Alta Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Units, the terms of the offering thereof and related matters, (C) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 1 above have been taken, and (E) if such Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 1 above have been taken, then such Units will be legally issued and binding obligations of Alta, enforceable against Alta in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of any indenture, Debt Security, Guarantee, Warrant or Unit that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (x) the enforceability of the provisions of any indenture, any Debt Security, Guarantee, Warrant or Unit to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (y) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

EXHIBIT 5.1

We are admitted to practice only in the State of New York and State of Michigan and express no opinion as to matters governed by any laws other than the laws of the State of New York, the laws of the State of Michigan, the Delaware General Corporation Law, and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP

EXHIBIT 5.1

Schedule I

Guarantors

Alta Equipment Holdings, Inc.
Alta Enterprises, LLC
Alta Construction Equipment Illinois, LLC
Alta Industrial Equipment Michigan, LLC
Alta Heavy Equipment Services, LLC
Alta Industrial Equipment Company, L.L.C.
Alta Construction Equipment, L.L.C.
NITCO, LLC
Alta Construction Equipment Florida, LLC
Alta Industrial Equipment New York, LLC
Peaklogix, LLC
Alta Construction Equipment New York, LLC
Alta Construction Equipment Ohio, LLC
Alta Material Handling New York State, LLC
Alta Mine Services, LLC
Alta Kubota Michigan, LLC
Alta Construction Equipment New England, LLC
Alta Electric Vehicles Holding, LLC
Alta Electric Vehicles, LLC
Alta Electric Vehicles South West, LLC
Ginop Sales, Inc.
Alta Equipment Canada Holdings, Inc.
Alta Equipment Distribution, LLC
Ecoverse, LLC
Alta Construction Equipment Pennsylvania, LLC